Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated March 3, 2009, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of ATS Medical, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of ATS Medical, Inc. on Forms S-3 (File No. 333-156769, effective February 4, 2009; File No. 333-144925, effective October 11, 2007; File No. 333-141666, effective April 13, 2007; File No. 333-129521, effective February 13, 2007; File No. 333-117331, effective July 13, 2004; File No. 333-108150, effective December 3, 2003; File No. 333-43360, effective August 14, 2000, and File No. 333-39288, effective June 14, 2000), on Form S-4 (File No. 333-133341, effective August 11, 2006), and on Forms S-8 (File No. 333-154930, effective October 31, 2008; File No. 333-138147, effective October 23, 2006; File No. 333-125795, effective June 14, 2005; File No. 333-117332, effective July 13, 2004; File No. 333-107560, effective August 1, 2003; File No. 333-57527, effective June 23, 1998; File No. 333-55154, effective February 7, 2001; File No. 333-49985, effective April 13, 1998; and File No. 33-44940, effective January 6, 1992).
/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
March 3, 2009